Exhibit 99

Psychiatric Solutions Earns $0.50 per Diluted Share for First Quarter 2009

Affirms Guidance for 2009 Earnings per Diluted Share in Range of $2.24 to $2.32

FRANKLIN, Tenn.--(BUSINESS WIRE)--April 28, 2009--Psychiatric Solutions, Inc. (“PSI”) (NASDAQ: PSYS) today announced financial results for the first quarter ended March 31, 2009. Revenue was $450.4 million for the quarter, an increase of 6.3% from $423.8 million for the first quarter of 2008. Income from continuing operations attributable to stockholders increased 9.9% to $27.8 million from $25.3 million. Income from continuing operations attributable to stockholders per diluted share was $0.50 for the first quarter of 2009, up 11.1% from $0.45 for the first quarter of 2008.

Same-facility revenue for the first quarter of 2009 increased 3.4% compared with the first quarter of 2008, reflecting a 2.8% increase in same-facility net revenue per patient day and a 0.5% increase in same-facility patient days. There was one less day in the first quarter of 2009 than the first quarter last year, which reduced growth in same-facility revenue and patient days by an estimated 110 basis points. In addition, an admissions hold on a PSI facility in Chicago reduced growth in patient days by an estimated 70 basis points in the quarter.

Same-facility EBITDA margin was 20.4% for the first quarter of 2009 compared with 21.1% for the first quarter of 2008. Consolidated adjusted EBITDA increased 2.7% for the first quarter of 2009 to $78.1 million from $76.1 million for the first quarter of 2008. In addition to the effect of lower same-facility revenue growth, EBITDA margins for the latest quarter included the impact of the transition to PSI’s new Rolling Hills facility in Franklin, Tennessee, which replaced the Nashville Rehab facility. A reconciliation of all GAAP and non-GAAP financial results in this release can be found on page 6.

The Company’s net cash provided by continuing operating activities increased to $40.3 million for the first quarter of 2009 as compared to $12.3 million for the first quarter of 2008, which was more than sufficient to fund capital expenditures of $24.7 million for the latest quarter. As a result, free cash flow contributed to a reduction in the PSI’s debt during the first quarter of more than $40 million, improving debt to total capitalization to 58.0% at the quarter’s end from 59.6% at December 31, 2008, and 62.4% at the end of the first quarter of 2008.

Joey Jacobs, Chairman, President and Chief Executive Officer of PSI, said, “The first quarter’s results were in-line with our expectations. We experienced strengthening patient days in March from a seasonally slow January and from a February affected by the comparable month in 2008 having an extra day for Leap Year. This strengthening has also been evident thus far in April, supporting our guidance for 2009 and our expectation of same-facility revenue increasing to the mid-single digits for the remaining three quarters of the year. We remain on schedule to add more than 400 beds to existing facilities for 2009, and we are continuing to focus on producing increased revenue in each of our facilities.”

PSI today affirmed its guidance for 2009 earnings from continuing operations per diluted share for 2009 in a range of $2.24 to $2.32, reflecting growth of 17% to 21% compared with 2008. The Company’s guidance does not include the impact from any future acquisitions.

PSI will hold a conference call to discuss its first quarter financial results at 10:00 a.m. Eastern time on Wednesday, April 29, 2009. A live webcast of the conference call will be available at www.psysolutions.com in the “Investors” section of the site or at www.earnings.com. The webcast will be available through the end of business on May 15, 2009.

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements other than those made solely with respect to historical fact and are based on the intent, belief or current expectations of PSI and its management. PSI’s business and operations are subject to a variety of risks and uncertainties that might cause actual results to differ materially from those projected by any forward-looking statements. Factors that could cause such differences include, but are not limited to: (1) general economic and business conditions; (2) PSI’s ability to comply with applicable licensure and accreditation requirements; (3) risks inherent to the health care industry, including government investigations, the impact of unforeseen changes in regulation, decreases in reimbursement rates from federal and state health care programs or managed care companies and exposure to claims and legal actions by patients and others; (4) the ability to receive timely additional financing on terms acceptable to PSI to fund PSI's acquisition strategy and capital expenditure needs; and (5) PSI’s ability to improve the operations of its inpatient facilities and successfully integrate recently acquired operations. The forward-looking statements herein are qualified in their entirety by the risk factors set forth in PSI's filings with the Securities and Exchange Commission. PSI undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Readers should not place undue reliance on forward-looking statements, which reflect management's views only as of the date hereof.

PSI offers an extensive continuum of behavioral health programs to critically ill children, adolescents and adults and is the largest operator of owned or leased freestanding psychiatric inpatient facilities with over 10,000 beds in 31 states, Puerto Rico and the U.S. Virgin Islands. PSI also manages freestanding psychiatric inpatient facilities for government agencies and psychiatric inpatient units within medical/surgical hospitals owned by others.

PSYCHIATRIC SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, in thousands except for per share amounts)

	Three Months Ended March 31,
	2009	2008

Revenue	$450,380	$423,829

Salaries, wages and employee benefits (including share-based compensation of $4,819 and $5,560 the respective three month periods in 2009 and 2008)	252,733	235,448
Professional fees	43,947	42,859
Supplies	23,451	23,175
Rentals and leases	5,737	6,008
Other operating expenses	42,592	38,560
Provision for doubtful accounts	8,455	7,102
Depreciation and amortization	10,999	9,370
Interest expense	17,277	20,338
	405,191	382,860
Income from continuing operations before income taxes	45,189	40,969
Provision for income taxes	17,254	15,566
Income from continuing operations	27,935	25,403
(Loss) income from discontinued operations, net of taxes	(414)	207
Net income	27,521	25,610
Less: Net income attributable to the noncontrolling interest	(139)	(114)
Net income attributable to stockholders	$27,382	$25,496

Basic earnings per share:
Income from continuing operations attributable to stockholders	$0.50	$0.46
(Loss) income from discontinued operations, net of taxes	(0.01)	-
Net income attributable to stockholders	$0.49	$0.46

Diluted earnings per share:
Income from continuing operations attributable to stockholders	$0.50	$0.45
(Loss) income from discontinued operations, net of taxes	(0.01)	0.01
Net income attributable to stockholders	$0.49	$0.46

Shares used in computing per share amounts:
Basic	55,495	55,143
Diluted	55,968	55,799

Amounts attributable to stockholders:
Income from continuing operations, net of tax	$27,796	$25,289
Discontinued operations, net of tax	(414)	207
Net income	$27,382	$25,496

PSYCHIATRIC SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	March 31,	December 31,
	2009	2008

ASSETS
Current assets:
Cash and cash equivalents	$20,025	$51,271
Accounts receivable, less allowance for doubtful accounts of $50,392 and $48,882 for 2009 and 2008, respectively	257,051	248,236
Prepaids and other	84,042	101,363
Total current assets	361,118	400,870
Property and equipment, net of accumulated depreciation	857,705	836,223
Cost in excess of net assets acquired	1,201,595	1,201,492
Other assets	72,201	66,175
Total assets	$2,492,619	$2,504,760

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$39,968	$35,401
Salaries and benefits payable	81,973	85,813
Other accrued liabilities	66,608	76,542
Current portion of long-term debt	5,043	34,414
Total current liabilities	193,592	232,170
Long-term debt, less current portion	1,268,598	1,280,006
Deferred tax liability	72,617	69,471
Other liabilities	30,656	28,271
Total liabilities	1,565,463	1,609,918
Redeemable noncontrolling interest	5,096	4,957
Total stockholders' equity	922,060	889,885
Total liabilities and stockholders' equity	$2,492,619	$2,504,760

PSYCHIATRIC SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Three Months Ended March 31,
	2009	2008

Operating activities:
Net income	$27,521	$25,610
Adjustments to reconcile net income to net cash provided by continuing operating activities:
Depreciation and amortization	10,999	9,370
Amortization of loan costs and bond premium	715	553
Share-based compensation	4,819	5,560
Change in income tax assets and liabilities	15,908	10,003
Loss (income) from discontinued operations, net of taxes	414	(207)
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable	(8,821)	(18,569)
Prepaids and other current assets	1,440	(32)
Accounts payable	(2,816)	(524)
Salaries and benefits payable	(3,840)	(4,386)
Accrued liabilities and other liabilities	(6,061)	(15,116)
Net cash provided by continuing operating activities	40,278	12,262
Net cash used in discontinued operating activities	(98)	(694)
Net cash provided by operating activities	40,180	11,568

Investing activities:
Cash paid for acquisitions, net of cash acquired	-	(141,248)
Capital purchases of property and equipment	(24,682)	(22,932)
Other assets	(165)	(1,205)
Net cash used in investing activities	(24,847)	(165,385)

Financing activities:
Net increase (decrease) in revolving credit facility	(39,333)	130,000
Principal payments on long-term debt	(1,272)	(2,057)
Payment of loan and issuance costs	(5,363)	(12)
Repurchase of common stock upon restricted stock vesting	(953)	(209)
Proceeds from exercises of common stock options	342	879
Net cash (used in) provided by financing activities	(46,579)	128,601
Net decrease in cash	(31,246)	(25,216)
Cash and cash equivalents at beginning of the period	51,271	39,970
Cash and cash equivalents at end of the period	$20,025	$14,754

Effect of Acquisitions:
Assets acquired, net of cash acquired	$-	$144,289
Liabilities assumed	-	(3,041)
Cash paid for acquisitions, net of cash acquired	$-	$141,248

PSYCHIATRIC SOLUTIONS, INC.
RECONCILIATION OF INCOME FROM CONTINUING OPERATIONS TO EBITDA AND ADJUSTED EBITDA
(Unaudited, in thousands)

		Three Months Ended March 31,
		2009	2008

	Income from continuing operations attributable to stockholders	$27,796	$25,289
	Provision for income taxes	17,254	15,566
	Interest expense	17,277	20,338
	Depreciation and amortization	10,999	9,370
	EBITDA(a)	73,326	70,563
	Other expenses:
	Share-based compensation	4,819	5,560
	Adjusted EBITDA(a)	$78,145	$76,123

(a)

EBITDA and adjusted EBITDA are non-GAAP financial measures. EBITDA is defined as income from continuing operations attributable to stockholders before interest expense (net of interest income), income taxes, depreciation and amortization. Adjusted EBITDA is defined as income from continuing operations attributable to stockholders before interest expense (net of interest income), income taxes, depreciation, amortization, and other items included in the caption above labeled “Other expenses”. These other expenses may occur in future periods but the amounts recognized can vary significantly from period to period and do not directly relate to the ongoing operations of our health care facilities. PSI’s management relies on EBITDA and adjusted EBITDA as the primary measures to review and assess operating performance of its facilities and their management teams. PSI believes it is useful to investors to provide disclosures of its operating results on the same basis as that used by management. Management and investors also review EBITDA and adjusted EBITDA to evaluate PSI’s overall performance and to compare PSI’s current operating results with corresponding periods and with other companies in the health care industry. You should not consider EBITDA and adjusted EBITDA in isolation or as a substitute for net income, operating cash flows or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States. Because EBITDA and adjusted EBITDA are not measures of financial performance under accounting principles generally accepted in the United States and are susceptible to varying calculations, they may not be comparable to similarly titled measures of other companies.

PSYCHIATRIC SOLUTIONS, INC.
OPERATING STATISTICS - OWNED FACILITIES
(Unaudited)
(Revenue in thousands)

		Three Months Ended March 31,		% Change
		2009	2008
Same-facility results:
	Revenue	$395,339	$382,446	3.4%
	Admissions	41,824	40,480	3.3%
	Patient days	675,404	672,227	0.5%
	Average length of stay(a)	16.1	16.6	-3.0%
	Revenue per patient day(b)	$585	$569	2.8%
	EBITDA margin	20.4%	21.1%	-70 bps

Total facility results:
	Revenue	$407,027	$382,446	6.4%
	Admissions	43,410	40,480	7.2%
	Patient days	696,171	672,227	3.6%
	Average length of stay(a)	16.0	16.6	-3.6%
	Revenue per patient day(b)	$585	$569	2.8%
	EBITDA margin	20.3%	21.1%	-80 bps

(a)	Average length of stay is defined as patient days divided by admissions.
(b)	Revenue per patient day is defined as owned facility revenue divided by patient days.

CONTACT:
Psychiatric Solutions, Inc.
Brent Turner, 615-312-5700
Executive Vice President, Finance and Administration